Exhibit 10.4

REPUBLIC OF CAMEROON	PEACE - WORK- FATHERLAND

DECREE N° 20003/077 of 11 April 2003
TO INSTITUTE A MINING PERMIT VALID
FOR COBALT, NICKEL ANDASSOCIATED
SUBSTANCES

THE PRESIDENT OF THE REPUBLIC,

MINDFUL	of the Constitution ;
MINDFUL	of Ordinance N° 74/2 of July 1974 to regulate the land system ;
MINDFUL	of Law N°96/012 of 5 August 1996 to set the framework law relating to the management of the environment ;
MINDFUL	of Law N° 98/015 of 14 July 1998 relating to establishments considered as dangerous, unsanitary or uncomfortable ;
MINDFUL	of Law N°001 of 16 April 2001 to lay down the Mining code ;
MINDFUL	of Decree N° 96/227 of October 1996 to organise the Ministry of Mines, Water Resources and Energy ;
MINDFUL	of Decree N°99/014/PR of 27 January 1999 to institute a research permit valid for cobalt, nickel and associated substances ;
MINDFUL	of Decree N°20002/216 of 24 August 2002 to reorganise the Government ;
MINDFUL	of Decree N°2002/648/PM of 26 March 2002 to implement law N°001 of 16 April 2002 to lay down the Mining code,

HEREBY DECREES AS FOLLOWS:

Article 1 :    A mining permit valid for cobalt, nickel and related substances is granted to GEOVIC CAMEROON S.A., P.O. Box 5839 Douala, under the conditions set forth by the law in force.

Article 2 :    1)   The mining permit granted to GEOVIC CAMEROON S.A. shall constitute a single polygonal block whose geographic references shall be as follows:

GEOGRAPHIC REFERENCES
POINTS	EAST	NORTH
1	13°59’43,7’’	3°15’00,3’’
2	13°47’03 ,4’’	3°14’49,6’’
3	13°47’02,5’’	3°29’57,7’’
4	13°58’37,6’’	3°29’56’’
5	14°09’21,3’’	3°22’46,6’’
6	14°13’45,9’’	3°22’46,8’’
7	14°13’57,7’’	2°53’46,1’’
8	14°08’11,9’’	2°53’40’’
9	13°56’54,8’’	2°49’19,6’’
10	13°56’54,5’’	2°42’41,9’’
11	13°51’41,3’	2°42’24,6’’
12	13°51’05,7’’	2°49’21,6’’
13	13°56’55,3’’	2°4922,5’’
14	14°08’12,4’’	2°53’41,9’’
15	14°08’10,1’’	3°01’32,3’’
16	14°05’25’’	3°01’32,3’’
17	14°05’23,3’’	3°19’27,3’’
18	13°59’43,1’’	3°24’33,7’’

2)   The surface area covered by the mining permit shall be equal to 1600 km2.

Article 3 :    The mining permit granted to GEOVIC, which is registered under No 33 in the special records of the Department of Mines and Geology, under the heading reserved for mining exploitation permits, shall be valid for a renewable period of twenty-five (25) years.

Article 4 :    Prior to the launching of mining activities under mining permit No 33, Government shall provide GEOVIC CAMEROON S.A. with the land necessary for such activities on the basis of a topographic map drawn up by a recognised geometer designated by the operator to this effect.

Article 5 :    At the end of the first four (4) years of validity of mining permit No 33, the operator shall submit to the Republic of Cameroon a development plan for all deposits discovered within the mining area.

                    2)  Regarding cobalt and nickel associated substances, the operator shall submit a development and mining plan of such substances to the Minister in charge of Mines for approval.

Article 6 :    During the validity of mining permit No 33, GEOVIC CAMEROON S.A. shall provide the neighbouring population with social, sports, education and health infrastructure to promote their well-being.

Article 7 :    In the course of its mining activities, GEOVIC CAMEROON S.A. shall forward a semi-annual and an annual activity report to the Minister in charge of Mines.

Article 8 :    1)   GEOVIC CAMEROON S.A. shall comply with the recommendations of the environmental impact study carried out prior to the mining and shall rehabilitate exploitation sites.

                    2)   Upon launching its mining activities, the operator shall open an environment rehabilitation account which shall be subject to sequestration with a chartered bank in the country to ensure that the site is rehabilitated at the end of the mining.

Article 9 :    1)   Prior to the launching of mining activities, the operator shall pay a caution fee to cover the expenditure due by virtue of the Mining Code.

                    2)   The amount of such caution fee shall represent two point five per cent (2.5%) of the total investment required before the first commercial production.

Article 10 :    The study reports and analysis results from the mining activities shall be industrial secrets. GEOVIC CAMEROON S.A. shall be bound to forward them systematically to the Minister in charge of Mines. Such reports and results shall be the property of the Republic of Cameroon and remain confidential during the validity of the mining permit.

Article 11 :    This Decree shall be registered and published in the Official Gazette in English and French according to the emergency procedure.

Yaounde, 11 April 2003

PAUL BIYA

PRESIDENT OF THE REPUBLIC